UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2014

Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
651 Campus Drive
St. Paul, Minnesota 55112-3495
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2014, the Board of Directors (the “Board”) of Cardiovascular Systems, Inc. (the “Company”) approved the following compensation arrangements for the Company’s named executive officers for fiscal 2015.

Base Salary

Name/Title	FY2015 Salary
David L. Martin President and Chief Executive Officer	$567,000
Laurence L. Betterley Chief Financial Officer	$347,259
Robert J. Thatcher Chief Healthcare Policy Officer	$327,897
Kevin Kenny Executive Vice President of Sales and Marketing	$312,284

Bonus Plan

For the twelve month period ending June 30, 2015, each executive officer of the Company is eligible to receive cash incentive compensation pursuant to the Fiscal 2015 Executive Officer Bonus Plan (the “Bonus Plan”) as follows:

Revenue and Adjusted EBITDA Goals

Receipt of cash incentive compensation for fiscal 2015 is based on the Company’s achievement of revenue and adjusted EBITDA financial goals for fiscal 2015. Adjusted EBITDA is defined as EBITDA with stock compensation added back into the calculation. Target bonus amounts are weighted 67% for the revenue goal and 33% for the adjusted EBITDA goal. Target bonus levels as a percentage of base salary are 100% for the President and Chief Executive Officer, 60% for the Chief Financial Officer, and 50% for the other executive officers. Depending upon the Company’s performance against the goals, participants are eligible to earn 50% to 200% of each of the adjusted EBITDA and revenue portions of their target bonus amount. The Bonus Plan criteria are the same for all of the executive officers.

Kevin Kenny, the Executive Vice President of Sales and Marketing, is also eligible to receive additional incentive compensation based on sales commissions and achievement of certain sales-related "management by objective" ("MBO") targets. His target bonus levels for such incentive compensation is 96% of his base salary.

Management by Objective Targets

The Bonus Plan also provides MBO targets related to certain predetermined milestones for fiscal 2015 relating to clinical studies and sales productivity. Achievement of the MBO targets could result in additional cash bonuses to executive officers for each target achieved, up to a total of 15% of their annual base salaries for each of the periods. The Compensation Committee also has authority to grant additional discretionary cash bonuses of up to 20% of annual base salary for any executive officer.

Equity Compensation

On August 18, 2014, each named executive officer received a grant of restricted stock, as follows:

Name/Title	Shares of Restricted Stock
David L. Martin President and Chief Executive Officer	77,299
Laurence L. Betterley Chief Financial Officer	37,874
Robert J. Thatcher Chief Healthcare Policy Officer	22,350
Kevin Kenny Executive Vice President of Sales and Marketing	25,544
The amount of restricted stock granted to each executive officer is based upon the target equity grant for each executive officer divided by the closing price per share of the Company’s common stock on August 11, 2014. Target equity grants as a percentage of base salary are 250% for the President and Chief Executive Officer, 200% for the Chief Financial Officer, 150% for the Executive Vice President of Sales and Marketing, and 125% for the other executive officers. The restricted stock granted to each executive officer will vest to the extent of 30% of the shares based on the Company’s total shareholder return versus the Company’s peer group, to the extent of an additional 30% of the shares based on the Company’s revenue growth versus the Company’s peer group, and to the extent of the remaining 40% of shares in equal installments of 1/3 of such 40% on each of the first three anniversaries of August 11, 2014. Restricted stock grants vesting on total shareholder return and revenue growth provide the executive officer the opportunity to earn up to 200% of the target number of shares if performance goals are satisfied.

Stock Ownership Guidelines

In connection with the approval of the fiscal 2015 executive officer compensation, the Board also established stock ownership guidelines for the officers, pursuant to which the officers are expected to acquire and hold the following amounts of the Company’s common stock:

- Chief Executive Officer: five times base salary
- Executive Vice Presidents, Chief Officers, and Senior Vice Presidents: three times base salary
- Vice Presidents: two times base salary

New officers shall have five years from the date of appointment to reach this ownership level.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 22, 2014

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer